Exhibit 10.4

          AMENDMENT AND WAIVER, dated as of May 15, 2009 (this “Amendment and Waiver”), to the Credit Agreement dated as of June 26, 2008 (as same may be further amended, restated, modified or otherwise supplemented, from time to time, the “Credit Agreement”) by and between ‘mktg, inc.’ (formerly known as CoActive Marketing Group, Inc.), a Delaware corporation (the “Company”) and SOVEREIGN BANK, a federal savings bank (the “Lender”).

RECITALS

          WHEREAS, the Company has informed the Lender that there currently exists one or more Events of Default under the Credit Agreement as a result of the Company’s discovery of a material imbalance between certain general ledger and sub ledger accounts related to contracts in progress and the delivery by the Company of late or inaccurate interim consolidated and consolidating balance sheet and the related unaudited interim consolidated and consolidating statements of income, shareholders equity and cash flow for the fiscal quarters ended June 30, 2008, September 30, 2008, December 31, 2008 and fiscal year ended March 31, 2008 (the “Specified Matter”);

          WHEREAS, the Company has further informed Lender that the Company formed a wholly-owned subsidiary, MKTG CANADA, INC. (“mktg Canada”), under the laws of the Province of Ontario, Canada on January 12, 2009;

          WHEREAS, the Company has requested and the Lender has agreed, subject to the terms and conditions of this Amendment and Waiver, to amend and waive certain provisions of the Credit Agreement as set forth herein, including as a result of the Specified Matter and the formation of mktg Canada;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

          1.          Amendments.

                      (a)          The following definitions in Section 1.01 of the Credit Agreement are each hereby amended and restated in their entirety to provide as follows:

“Chief Financial Officer” shall mean the Chief Financial Officer of the Company, or at any time that the Company does not have a Chief Financial Officer, the principal accounting officer of the Company.

“Guarantors” shall mean, collectively, Inmark Services LLC, a Delaware limited liability company, Optimum Group LLC, a Delaware limited liability company, U.S. Concepts LLC, a Delaware limited liability company, Digital Intelligence Group LLC, a Delaware limited liability company, Bars.com LLC, a Delaware limited liability company, and each other Domestic Subsidiary who from time to time is required to execute a Guaranty and each Non-Domestic Subsidiary regardless of whether its stock is pledged to the Lender, each in accordance with Section 6.13 hereof.

“Security Documents” shall mean the Security Agreement, the Account Pledge Agreements, the Pledge Agreements and each other collateral security document delivered to the Lender hereunder.

                      (c)          Section 1.01 of the Credit Agreement is hereby further amended by adding the following definitions in their appropriate alphabetical order:

“Account Pledge Agreements” shall mean, collectively, the Account Pledge Agreement, dated as of May 15, 2009, and any other Account Pledge Agreement to be hereinafter entered into, each between the Company and the Lender, as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time.

“Domestic Subsidiary” shall mean any Subsidiary of the Company or any Guarantor organized under the laws of any state of the United States of America.

“Non-Domestic Subsidiary” shall mean any Subsidiary of the Company or any Guarantor not organized under the laws of any state of the United States of America.

“Pledge Agreements” shall mean, collectively, one or more Pledge Agreements, in form and substance satisfactory to the Lender, to be executed and delivered by the Company or any Guarantor which is the direct holder of capital stock of any Non-Domestic Subsidiary who is required to execute the same pursuant to Section 6.13 hereof, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

“Specified Period” shall mean that period of time, as determined by the Lender from time to time, when the Revolving Credit Commitment shall be deemed cancelled and without effect and during which time the Lender shall have no obligation to make any Revolving Credit Loans or issue any Letters of Credit other than the Permitted Letter of Credit; provided that the Lender may elect to terminate the Specified Period and reinstate the Revolving Credit Commitment, based upon such factors and considerations as it may determine, upon notice to the Borrower.

“Permitted Letter of Credit” shall mean a one-year Standby Letter of Credit in an amount not to exceed $500,000, to be issued pursuant to the terms of Section 2.05 hereof.

                      (d)          Section 2.01(a) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary, the Company shall not request, and the Lender shall not make, any Revolving Credit Loans hereunder, and the Revolving Credit Commitment shall be deemed cancelled and without effect, at all times during the Specified Period.”

                      (d)          Section 2.05(a) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary, the Company shall not request, and the Lender shall not issue, any Standby Letter of Credit hereunder, other than the Permitted Letter of Credit, at all times during the Specified Period, provided that all other terms and conditions with respect to the issuance of Standby Letters of Credit described herein shall apply to the issuance of the Permitted Letter of Credit.”

                      (f)          Section 3.01(c) of the Credit Agreement is hereby amended to delete the references to the text “2%” on the fourth and fifth lines thereof and to replace them with the text “5%”.

                      (g)          Section 3.04(a) of the Credit Agreement is hereby amended to add the following proviso immediately prior to the period at the end thereof:

“; provided that such fee shall not be paid and shall not be deemed to accrue at any time during the Specified Period.”

                      (h)          Section 3.04(c) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“The Company shall pay to the Lender upon the issuance of a Standby Letter of Credit hereunder, a fronting fee equal to 1% of the face amount of the Permitted Letter of Credit, together with the customary fees and expenses charged by the Lender in its sole discretion with respect to the issuance, payment, acceptance, processing and administration of Letters of Credit (including, without limitation, amendments to Letters of Credit); all subject to Section 2.05(a) above.”

                      (i)          Section 5.03 of the Credit Agreement is hereby amended to add the following new subsections “(f)”, “(g)” and “(h)” immediately following subsection “(e)” thereof:

“(f)          Cash Collateral re: Term Loan. The Company shall have deposited with the Lender, Cash Collateral in an amount equal to the outstanding principal amount of the Term Loan and shall have executed an Account Pledge Agreement with respect thereto.

(g)          Cash Collateral re: Permitted Letter of Credit. Prior to the issuance of the Permitted Letter of Credit, the Company shall have deposited with the Lender, Cash Collateral in an amount equal to the Permitted Letter of Credit and shall have executed an Account Pledge Agreement with respect thereto

(h)          Specified Period. Other than with respect to the issuance of the Permitted Letter of Credit, the obligation of the Lender to make each Loan hereunder and issue, amend, renew or extension any Standby Letter of Credit shall be further conditioned upon the cancellation of the Specified Period and the reinstatement of the Revolving Credit Commitment pursuant to Sections 2.01 and 2.05 hereof.”

                      (j)          Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“SUBSIDIARIES. Give the Lender prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary of the Company or any Guarantor not existing on the Closing Date. The Company or a Guarantor, as appropriate (a) shall execute a Pledge Agreement (or such other agreement as shall be reasonably required by the Administrative Agent) with respect to 65% of the capital stock or other ownership interest of each Non-Domestic Subsidiary of such Person which is or becomes a direct subsidiary of the Company or such Guarantor and shall simultaneously deliver such certificates and powers with respect to such interests, duly endorsed in blank or such other documentation as reasonably requested by the Lender in order to grant and perfect a security interest in such ownership interest, (b) shall cause each Subsidiary of such Person which is or becomes a Domestic Subsidiary to execute a joinder agreement with respect to the Guaranty and the Security Agreement, pursuant to which such Domestic Subsidiary becomes a “Guarantor” and “Grantor” under the Guaranty and the Security Agreement, respectively, (c) shall deliver an opinion of counsel, simultaneously with the delivery of (i) any Pledge Agreement executed pursuant to clause (a) above, that such Pledge Agreement is valid and enforceable in the jurisdiction of formation of such Non-Domestic Subsidiary, provided that if such opinion, in connection with the delivery of any Pledge Agreement executed pursuant to clause (a) above cannot be provided, the Company, such Guarantor or such Non-Domestic Subsidiary, as appropriate, shall execute any additional documents that may be required in order to enable such counsel to deliver an acceptable opinion with respect thereto and/or to perfect the lien granted by such Pledge Agreement in such jurisdiction, and (ii) the joinder agreement executed pursuant to clause (b) above, substantially in the form of Exhibit D hereto, with respect to such new Domestic Subsidiary; in the case of both (a), (b) and (c) within ten (10) Business Days after the creation, establishment or acquisition of such Domestic Subsidiary or within twenty (20) Business Days following request by the Lender, in its sole discretion, with respect to a Non-Domestic Subsidiary, respectively, and in connection therewith shall deliver or cause to be delivered such proof of corporate action, incumbency of officers and other documents as are consistent with those delivered as to each Domestic Subsidiary or Non-Domestic Subsidiary pursuant to Section 5.01 hereof on the Closing Date, or as the Lender may request, each in form and substance satisfactory to the Lender.

                      (j)          Article VI of the Credit Agreement is hereby amended to add a new Section 6.16 at the end thereof as follows:

“SECTION 6.16. Cash Collateral. The Company shall, at all times required by the Lender, maintain with, and pledge to, the Lender, Cash Collateral in an amount equal to the then outstanding principal amount of the Term Loan and the Permitted Letter of Credit, pursuant to the Account Pledge Agreements.”

                      (k)          Section 7.06 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Loans and Investments. Make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except for (a) the ownership of stock of any Subsidiaries existing as of the Closing Date or formed after the Closing Date with the approval of the Lender and compliance with Section 6.13 hereof, (b) loans and capital contributions by the Company to any Guarantor and loans and advances by any Guarantor to the Company or any other Guarantor, (c) the Acquisition, and (d) investments consisting of Eligible Investments.”

                      (l)          Section 7.13 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything to the contrary herein, the aforementioned financial covenants shall not be tested, and the Company shall not be required to comply with such financial covenants, for the fiscal period ended March 31, 2009 and during the Specified Period.”

          2.          Waivers.

                      (a)          The Lender hereby waives late receipt of (i) the unaudited interim consolidated and consolidating balance sheet of the Company and its Subsidiaries and the related unaudited interim consolidated and consolidating statements of income, shareholders equity and cash flow for the fiscal quarters ended September 30, 2008 and December 31, 2008, required to be delivered to the Lender pursuant to Section 6.03(b) of the Credit Agreement, and (ii) the certificate of the Chief Financial Officer of the Company with respect to such financial statements, required to be delivered to the Lender pursuant to Section 6.03(c) of the Credit Agreement, provided that such financial statements and Chief Financial Officer’s certificate shall be delivered to the Lender no later than May 30, 2009.

                      (b)          The Lender hereby waives (a) all breaches of representations and warranties under the Credit Agreement and the other Loan Documents, including under Sections 4.03, 4.15, 4.20, 5.03(a). 5.03(b) 6.03(b), 6.03(c), 6.04(a) and 7.13 of the Credit Agreement, and (b) the Event of Defaults that have occurred, including under Sections 8.01(b), 8.01(c) and 8.01(d) of the Credit Agreement, all with respect to the Specified Matter, for all periods commencing April 1, 2007.

                      (c)          The Lender waives non-compliance with Section 7.13(a) of the Credit Agreement, Consolidated Debt Service Coverage Ratio, for the fiscal quarters ended June 30, 2008, September 30, 2008 and December 31, 2008.

                      (d)          The Lender hereby waives non-compliance with Section 7.13(b) of the Credit Agreement, Consolidated Leverage Ratio, for the fiscal quarters ended June 30, 2008 and September 30, 2008.

                      (e)          The Lender hereby waives non-compliance with Section 7.13(c) of the Credit Agreement, Consolidated Pre-Tax Loss, for the fiscal quarter ended June 30, 2008.

                      (f)          The Lender hereby waives non-compliance with Section 6.13 of the Credit Agreement requiring written notice of the formation of mktg Canada and delivery of the documents required to be delivered thereunder.

          3.          Conditions of Effectiveness. This Amendment and Waiver shall become effective as of the date hereof, upon receipt by the Lender of (a) this Amendment and Waiver, duly executed by the Company and the Guarantors, (b) the Account Pledge Agreement, duly executed by the Company, and Cash Collateral in an amount equal to the outstanding principal amount of the Term Loan as of the date hereof, (c) an amendment/waiver fee of $10,000, (d) a duly executed Secretary’s Certificate of the Company, substantially in the form attached hereto as Exhibit 1, (e) evidence that the Company has amended its Certificate of Authority filed with the Secretary of State of New York reflecting its new name and (f) reimbursement of the Lender’s legal fees and expenses incurred in connection herewith.

          4.          Conforming Amendments. The Credit Agreement, the Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment and Waiver. Except as so amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

          5.          Representations and Warranties. The Company hereby represents and warrants to the Lender as follows:

                      (a)          After giving effect to this Amendment and Waiver (i) each of the representations and warranties set forth in Article IV of the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on and as of the date of this Amendment and Waiver except to the extent such representations or warranties relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof or shall result after giving effect to this Amendment and Waiver.

                      (b)           The Company has the power to execute, deliver and perform this Amendment and Waiver and each of the other agreements, instruments and documents to be executed by it in connection with this Amendment and Waiver. No registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of this Amendment and Waiver and the other agreements, instruments and documents executed in connection with this Amendment and Waiver by the Company, other than registration, consents and approvals received prior to the date hereof and disclosed to the Lender and which are in full force and effect.

                      (c)          The execution, delivery and performance by the Company of this Amendment and Waiver and each of the other agreements, instruments, and documents to be executed by it in connection with this Amendment, and the execution and delivery by each of the Guarantors of the Consent to this Amendment and Waiver, (i) have been duly authorized by all requisite corporate action, (ii) will not violate (A) any provision of law applicable to the Company or any Guarantor, any rule or regulation of any Governmental Authority applicable to the Company or any Guarantor or (B) the certificate of incorporation, by-laws, or other organizational documents, as applicable, of the Company or of any Guarantor or (C) any order of any court or other Governmental Authority binding on the Company or any Guarantor or any indenture, agreement or other instrument to which the Company or any Guarantor is a party, or by which the Company or any Guarantor or any of their respective properties are bound, and (iii) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of the Company or any Guarantor other than as contemplated by the Credit Agreement, except for any such violation, conflict, breach or default or Lien provided in clauses (ii)(A), (ii)(B) or (ii)(C) which could not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                      (d)          This Amendment and Waiver and each of the other agreements, instruments and documents executed in connection with this Amendment and Waiver to which the Company or the Guarantors are a party have been duly executed and delivered by the Company and each Guarantor, as the case may be, and constitutes a legal, valid and binding obligation of the Company and each Guarantor enforceable, as the case may be, in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

          6.          Miscellaneous.

          Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

          Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

          The amendments and waiver herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or a waiver of any other provision of the Credit Agreement or a waiver of any other Default or Event of Default which may occur or may have occurred under the Credit Agreement.

          This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment.

          THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

          6.          Reaffirmation.

          The Company hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Amendment and Waiver, (i) all terms and provisions contained in the Security Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Company’s obligations under the Note, the Credit Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Waiver; (b) reaffirms and ratifies all the representations and covenants contained in each Security Document; and (c) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under any Security Document.

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          IN WITNESS WHEREOF, the Company and the Lender have signed and delivered this Amendment and Waiver as of the date first written above.

‘mktg, inc.’

By:	/s/ Charles Horsey

Charles Horsey, President

SOVEREIGN BANK

By:	/s/ William C. Conlan

William C. Conlan, Vice President